Exhibit 32.1

Section 1350 Certification

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Kimco Realty Corporation (the “Company”) hereby certifies, to such officer’s knowledge, that:

(i) the accompanying Annual Report on Form 10-K of the Company for the year ended December 31, 2016 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 24, 2017

/s/ Conor C. Flynn

Conor C. Flynn

Chief Executive Officer

Date: February 24, 2017

/s/ Glenn G. Cohen

Glenn G. Cohen

Chief Financial Officer

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